UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 4, 2010
GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)
500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(617) 252-7500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURE

Item 2.05 Costs Associated with Exit or Disposal Activities
Implementation of Planned Workforce Reduction
On November 4, 2010, Genzyme Corporation (“Genzyme”) implemented the first phase of a workforce reduction plan pursuant to which Genzyme expects to eliminate a total of 1,000 positions by the end of 2011. The first phase will eliminate 392 positions, including both filled and unfilled positions, across various functions and locations. Employees whose positions are eliminated in the first phase were notified beginning on November 4, 2010. In the United States, affected employees are being offered severance packages, including severance payments, temporary healthcare coverage assistance and outplacement services. Similar packages will be offered to affected employees outside of the United States in accordance with local laws.
In connection with the elimination of filled positions in the first phase of the workforce reduction plan, Genzyme estimates incurring total charges of $24 million to $27 million, primarily for one-time severance benefits and facilities-related costs. These charges are expected to occur in the fourth quarter of 2010.
The workforce reduction plan is being implemented to reduce costs and increase efficiencies as part of a larger plan to increase shareholder value announced by Genzyme in May 2010. The 1,000 positions expected to be eliminated exclude positions within Genzyme’s genetic testing business unit, for which the Genzyme has entered into an agreement to sell, and positions within Genzyme’s diagnostic products and pharmaceutical intermediates business units, for which similar transactions are targeted by the end of 2010. Genzyme will provide information about subsequent phases of the workforce reduction plan as they are implemented.
This Current Report on Form 8-K press contains forwarding-looking statements regarding Genzyme’s business plans including, without limitation: the timing and number of affected positions for the first and future phases of Genzyme’s workforce reduction plan; the timing and amount of financial charges related to the first phase of the workforce reduction plan; and its plans to continue implementation of a plan to increase shareholder value. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others: that Genzyme will be unable to complete the phases of the workforce reduction plan on the timeframe expected; that costs related to the first phase of the workforce reduction plan may be higher than estimated; that Genzyme is unable to complete the sale of Genzyme Genetics or complete its other planned business divestitures on the anticipated timeframes; that Genzyme will not be able to implement its plan to increase shareholder value in a manner consistent with expectations, including an inability to reduce operating expenses to the extent expected; that Genzyme is no longer operating as an independent company; and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Genzyme’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of November 5, 2010 and Genzyme undertakes no obligation to update or revise them.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: November 5, 2010	By:	/s/ Michael S. Wyzga
		Name:	Michael S. Wyzga
		Title:	Executive Vice President, Finance and Chief Financial Officer